UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 13, 2024

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedarbrook Drive
Cranbury, NJ 08512
(Address of principal executive offices, including zip code)

(646) 440-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The 2024 Annual Meeting of Stockholders of Rocket Pharmaceuticals, Inc. (the “Company”) was held on June 13, 2024 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved and adopted an Amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 120,000,000 shares to 180,000,000 shares (the “Charter Amendment”). Following such approval, the Charter Amendment was filed with the Secretary of State of the State of Delaware and became effective on June 20, 2024.

This description is a summary of the Charter Amendment and is qualified in its entirety by reference to the description of the Charter Amendment under the heading “Proposal 4 – Approval of Increase in Number of Authorized Shares of Common Stock” set forth in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2024 (the “2024 Proxy Statement”), and the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were present, in person or by proxy, holders of 79,809,770 shares of common stock, or approximately 87.95% of the total outstanding shares eligible to be voted. The holders present voted on the four proposals presented at the Annual Meeting as follows.

Proposal One - Election of Directors

The Company’s stockholders approved the election of ten directors to the Company’s Board of Directors (“Board”) by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Elisabeth Björk, M.D., Ph.D.	67,603,904	4,348,329	7,857,537
Carsten Boess	71,383,452	568,781	7,857,537
Pedro Granadillo	51,458,742	20,493,491	7,857,537
Gotham Makker, M.D.	71,537,718	414,515	7,857,537
Fady Malik, M.D., Ph.D.	71,706,448	245,785	7,857,537
Gaurav Shah, M.D.	71,555,239	396,994	7,857,537
David P. Southwell	71,650,603	301,630	7,857,537
Roderick Wong, M.D.	71,278,861	673,372	7,857,537
R. Keith Woods	69,222,478	2,729,755	7,857,537
Naveen Yalamanchi, M.D.	63,231,665	8,720,568	7,857,537

Proposal Two - Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2024 by the following votes:

Votes For	Votes Against	Abstentions
79,704,801	88,793	16,176

Proposal Three - Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2024 Proxy Statement pursuant to Section 14A of the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the narrative disclosures that accompany the compensation tables. The final votes were:

Votes For	Votes Against	Abstentions	Broker Non-Votes
70,707,935	1,134,308	109,990	7,857,537

Proposal Four - Approval of Increase in Number of Authorized Shares of Common Stock

The Company’s stockholders approved an Amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 120,000,000 shares to 180,000,000 shares by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,449,783	294,948	65,039	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, effective June 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: June 20, 2024	By:	/s/ Gaurav Shah, MD
Gaurav Shah, MD
Chief Executive Officer and Director